UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 29, 2013

WILSHIRE BANCORP, INC.

(Exact name of registrant as specified in its charter)

California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard, Los Angeles,
California 90010

(Address of principal executive offices) (Zip Code)

(213) 387-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective May 29, 2013, Mr. Richard Y. Lim and Mr. Harry Siafaris resigned from the Board of Directors of Wilshire Bancorp, Inc. (the “Company”), and from the Board of Directors of the Company’s wholly-owned subsidiary, Wilshire State Bank (the “Bank”).  Both Mr. Lim and Mr. Siafaris were Class II directors and served as members of the Company’s Nominations and Corporate Governance Committee and Human Resources Committee, with Mr. Siafaris serving as the Chairman of the Human Resources Committee.

Mr. Siafaris was one of the founding members of Wilshire State Bank and served as a board member since 1980 and Mr. Lim began serving as a director shortly after in 1981.  Both directors served on the Company and Bank’s Board for more than 30 years.  The retirement of both Mr. Kim and Mr. Siafaris is in accordance with the Company and Bank’s mandatory retirement policy and is not due to any disagreement with the Company or with the Bank. Both Mr. Siafaris and Mr. Lim will continue to serve as consultants to the Company and Bank for a period of one year.

On May 30, 2013, Wilshire Bancorp, Inc. issued a press release regarding the resignation of Mr. Richard Y. Lim and Mr. Harry Siafaris from its Board of Directors.  A copy of the press release is attached as Exhibit 99.1.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held its 2013 Annual Meeting of Shareholders on Wednesday, May 29, 2013.    At the 2013 Annual Meeting, the shareholders of the Company voted upon the following proposals:

1.                                    To elect three directors assigned to Class III of the Board of Directors of Wilshire Bancorp for three year terms expiring at the 2016 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2.                                    A non-binding, advisory proposal on the compensation of Wilshire Bancorp’s executive officers; and

3.                                 To ratify the Board of Directors’ selection of Crowe Horwath LLP as Wilshire Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

As of April 9, 2013, the record date for the 2013 Annual Meeting, there were 71,296,956 shares of the Company’s common stock outstanding and entitled to vote at the 2013 Annual Meeting.  Shareholders holding 62,880,557 shares were present at the meeting, in person or represented by proxy.  Set forth below are the final voting results on each matter submitted to a vote of the Company’s shareholders.

At the 2013 Annual Meeting, each of the individuals nominated by the Board of Directors to serve as a Class III director of the Company was duly elected by the Company’s shareholders, and the final results of the votes cast with respect to the four Class III director nominees were as follows:

	For	Withheld	Broker Non-Vote

Kyu-Hyun Kim	29,834,361	23,483,303	9,562,893
Young Hi Pak	30,169,203	23,148,461	9,562,893
Jae Whan Yoo	37,035,702	16,281,962	9,562,893

At the 2013 Annual Meeting, the shareholders approved the non-binding advisory proposal on the compensation of the Company’s executive officers, with 45,970,810 shares voting for the proposal, 7,182,060 shares voting against the proposal, 164,794 shares abstaining, and 9,562,893 broker non-votes.

At the 2013 Annual Meeting, the shareholders ratified the Board of Directors’ selection of Crowe Horwath LLP as Wilshire Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2013 with 62,386,409 shares voting for the ratification, 363,576 shares voting against the ratification, and 130,572 shares abstaining.  There were no broker non-votes.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits

Exhibit 17.1      Resignation letter of Mr. Richard Y. Lim, effective as of May 29, 2013.

Exhibit 17.2      Resignation letter of Mr. Harry Siafaris, effective as of May 29, 2013.

Exhibit 99.1      Press release dated May 31, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date: June 3, 2013	By:	/s/ Alex Ko
Alex Ko, Executive Vice President, Chief Financial Office

EXHIBIT INDEX

Exhibit No.	Description

17.1	Resignation letter of Mr. Richard Y. Lim, effective as of May 29, 2013.
17.2	Resignation letter of Mr. Harry Siafaris, effective as of May 29, 2013.
99.1	Press release, dated May 31, 2013 issued by Wilshire Bancorp, Inc.